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                                                                   EXHIBIT 17(h)

                        LIBERTY VARIABLE INVESTMENT TRUST
                              Amendment No. Four to
                            Transfer Agency Agreement

              This Amendment is made and entered into this __ day of May___, 2003 by and between Liberty Variable Investment Trust (formerly Keyport Variable Investment Trust), a business trust incorporated under the laws of The Commonwealth of Massachusetts (the "Trust"), and Liberty Funds Services, Inc. (formerly Colonial Investors Service Center, Inc.), a Massachusetts corporation ("LFSI").

              WHEREAS, the Trust and LFSI previously entered into a Transfer Agency Agreement dated June 7, 1993, as amended (the "Agreement"); and

              WHEREAS, the parties desire to amend Schedule B regarding the transfer agency fee.

              NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

              Schedule B of the Agreement is amended and restated in its entirety as follows:

              "The Transfer Agency fee referred to in paragraph 7 of this Agreement for each Fund (except Liberty Equity Fund, VS, Columbia Real Estate Equity Fund, VS and Columbia High Yield Fund, VS) shall be in the amount of $7,500 per year, payable in monthly installments of $625. The foregoing fee shall be pro-rated for any month during which this Agreement is in effect for only a portion of the month.

              Each of Liberty Equity Fund, VS, Columbia Real Estate Equity Fund, VS and Columbia High Yield Fund, VS shall pay according to the following fee schedule:

              $14.00       annual per open account fee
              $14.00       annual per closed account fee
              $ 5.00       new account set-up fee

              (The annual minimum charge for each of Liberty Equity Fund, VS, Columbia Real Estate Equity Fund, VS and Columbia High Yield Fund, VS shall be $5,000)"

              IN WITENESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.


                                       LIBERTY VARIABLE INVESTMENT TRUST


                                       BY:      ____________________________
                                                Name:
                                                Title:



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                                       LIBERTY FUNDS SERVICES, INC.


                                       BY:      ____________________________
                                                Name:
                                                Title: